Exhibit 99.1

The Bancorp, Inc. Reports Third Quarter 2021 Financial Results

Wilmington, DE – October 28, 2021 – The Bancorp, Inc. ("The Bancorp") (NASDAQ: TBBK), a financial holding company, today reported financial results for the third quarter of 2021.

Highlights

•	For the quarter ended September 30, 2021, The Bancorp earned net income of $28.3 million, or $0.48 diluted earnings per share.

•	Return on assets and equity for the quarter ended September 30, 2021 amounted to 1.8% and 18%, respectively, compared to 1.5% and 17%, respectively, for the quarter ended September 30, 2020 (all percentages “annualized.”)

•	Net interest margin amounted to 3.35% for the quarter ended September 30, 2021, compared to 3.37% for the quarter ended September 30, 2020 and 3.19% for the quarter ended June 30, 2021.

•	Net interest income was $50.9 million for the quarter ended September 30, 2021 compared to $50.0 million for the quarter ended September 30, 2020. In third quarter 2021, growth in net interest income was significantly offset by the $1.9 million impact of loan prepayments on commercial real estate loan interest. However, net realized and unrealized gains on commercial loans increased $3.6 million in third quarter 2021 compared to third quarter 2020, which resulted primarily from fees related to those prepayments. In the third quarter of 2021, we recommenced the origination of such loans, identified as real estate bridge loans, which are intended to offset the impact of prepayments and payoffs.

•	Average loans and leases, including loans at fair value, increased 9% to $4.58 billion for the quarter ended September 30, 2021, compared to $4.21 billion for the quarter ended September 30, 2020.

•	Gross dollar volume (“GDV”), representing the total amounts spent on prepaid and debit cards, increased $428.7 million, or 2%, to $24.4 billion for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020. GDV for the 2020 quarter included the impact of significant government stimulus resulting from the Covid-19 pandemic.

•	SBLOC (securities backed lines of credit), IBLOC (insurance backed lines of credit) and investment advisor financing loans collectively increased 32% year over year and 6% quarter over quarter to $1.92 billion at September 30, 2021.

•	Small Business Loans, including those held at fair value, grew 12% year over year to $709.5 million at September 30, 2021. That growth and $709.5 million balance are exclusive of Paycheck Protection Program (“PPP”) loan balances of $71.3 million and $207.9 million, respectively, at September 30, 2021 and September 30, 2020.

•	Direct lease financing balances increased 19% year over year to $514.1 million at September 30, 2021.

•	The average interest rate on $5.66 billion of average deposits and interest-bearing liabilities during the third quarter of 2021 was 0.18%. Average deposits of $5.53 billion for the third quarter 2021, reflected a decrease of 1% from the $5.56 billion of average deposits for the quarter ended September 30, 2020.

•	As of September 30, 2021, substantially all of the borrowers with Covid-19 related payment deferrals had recommenced making payments, with only approximately $1.3 million of non-U.S. guaranteed loan principal remaining in deferral.

•	Consolidated and The Bancorp Bank (“the Bank”) leverage ratios were 9.82% and 10.24%, respectively, at September 30, 2021. The Bancorp and its subsidiary, The Bank, remain well capitalized.

•	Book value per common share at September 30, 2021 was $11.13 per share compared to $9.71 per share at September 30, 2020, an increase of 15%, primarily as a result of retained earnings.

•	The Bancorp repurchased 440,887 shares of its common stock at an average cost of $22.68 per share during the quarter ended September 30, 2021.

“We continue to experience business momentum across our platform and strong pipelines that will support continued growth into 2022”, said CEO and President Damian Kozlowski. “We are issuing preliminary guidance of $2.15 a share for 2022 or approximately 21% growth over the current 2021 guidance of $1.78. The $2.15 does not include the impact of planned buybacks. In addition, in 2022, we intend to increase our stock buyback to $15 million a quarter from $10 million a quarter.”

The Bancorp reported net income of $28.3 million, or $0.48 per diluted share, for the quarter ended September 30, 2021, compared to net income of $23.3 million, or $0.40 per diluted share, for the quarter ended September 30, 2020. Tier one capital to assets (leverage), tier one capital to risk-weighted assets, total capital to risk-weighted assets and common equity-tier 1 to risk-weighted assets ratios were 9.82%, 15.69%, 16.10% and 15.69%, respectively, compared to well-capitalized minimums of 5%, 8%, 10% and 6.5%, respectively.

Conference Call Webcast

You may access the LIVE webcast of The Bancorp's Quarterly Earnings Conference Call at 8:00 AM ET Friday, October 29, 2021 by clicking on the webcast link on The Bancorp's homepage at www.thebancorp.com. Or, you may dial 844.775.2543, access code 9257937.  You may listen to the replay of the webcast following the live call on The Bancorp's investor relations website or telephonically until Friday, November 5, 2021 by dialing 855.859.2056, access code 9257937.

The Bancorp, Inc. (NASDAQ: TBBK), headquartered in Wilmington, Delaware, through its subsidiary, The Bancorp Bank, provides non-bank financial companies with the people, processes, and technology to meet their unique banking needs. Through its Fintech Solutions, Institutional Banking, Commercial Lending, and Real Estate Bridge Lending businesses, The Bancorp provides partner-focused solutions paired with cutting-edge technology for companies that range from entrepreneurial startups to Fortune 500 companies. With over 20 years of experience, The Bancorp has become a leader in the financial services industry, earning recognition as the #1 issuer of prepaid cards in the U.S., a nationwide provider of bridge financing for real estate capital improvement plans, an SBA National Preferred Lender, a leading provider of securities-backed lines of credit, with one of the few bank-owned commercial vehicle leasing groups. By its company-wide commitment to excellence, The Bancorp has also been ranked as one of the 100 Fastest-Growing Companies by Fortune, a Top 50 Employer by Equal Opportunity Magazine, and was selected to be included in the S&P Small Cap 600. For more about The Bancorp, visit https://thebancorp.com/.

Forward-Looking Statements

Statements in this earnings release regarding The Bancorp’s business which are not historical facts are "forward-looking statements." These statements may be identified by the use of forward-looking terminology, including but not limited to the words “may,” “believe,” “will,” “expect,” “look,” “anticipate,” “plan,” “estimate,” “continue,” or similar words , and are based on current expectations about important economic, political, and technological factors, among others, and are subject to risks and uncertainties, which could cause the actual results, events or achievements to differ materially from those set forth in or implied by the forward-looking statements and related assumptions. For further discussion of the risks and uncertainties to which these forward-looking statements may be subject, see The Bancorp’s filings with the Securities and Exchange Commission, including the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of those filings. The forward-looking statements speak only as of the date of this press release. The Bancorp does not undertake to publicly revise or update forward-looking statements in this press release to reflect events or circumstances that arise after the date of this press release, except as may be required under applicable law.

The Bancorp, Inc. Contact

Andres Viroslav

Director, Investor Relations

215-861-7990

andres.viroslav@thebancorp.com

Source: The Bancorp, Inc.

The Bancorp, Inc.

Financial highlights

(unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
Condensed income statement	2021	2020	2021	2020
	(in thousands, except per share data)

Net interest income	$50,893	$49,996	$158,719	$143,153
Provision for credit losses	1,613	1,297	1,484	5,798
Non-interest income
ACH, card and other payment processing fees	1,905	1,760	5,605	5,313
Prepaid, debit card and related fees	18,223	19,434	56,878	56,647
Net realized and unrealized gains (losses) on commercial loans, at fair value	4,306	684	8,881	(5,412)
Change in value of investment in unconsolidated entity	—	—	—	(45)
Leasing related income	1,968	1,519	4,700	2,795
Other non-interest income	186	955	459	2,019
Total non-interest income	26,588	24,352	76,523	61,317
Non-interest expense
Salaries and employee benefits	25,094	26,417	77,839	74,650
Data processing expense	1,209	1,192	3,481	3,538
Legal expense	1,251	994	5,349	4,136
FDIC insurance	266	2,180	5,235	7,687
Software	4,045	3,595	11,435	10,458
Other non-interest expense	7,519	7,648	21,811	22,595
Total non-interest expense	39,384	42,026	125,150	123,064
Income from continuing operations before income taxes	36,484	31,025	108,608	75,608
Income tax expense	8,289	7,894	25,195	19,033
Net income from continuing operations	28,195	23,131	83,413	56,575
Discontinued operations
Income (loss) from discontinued operations before income taxes	87	(1,671)	324	(2,720)
Income tax expense (benefit)	21	(1,794)	76	(2,058)
Net income (loss) from discontinued operations, net of tax	66	123	248	(662)
Net income	$28,261	$23,254	$83,661	$55,913

Net income per share from continuing operations - basic	$0.49	$0.40	$1.45	$0.98
Net income (loss) per share from discontinued operations - basic	$—	$—	$0.01	$(0.01)
Net income per share - basic	$0.49	$0.40	$1.46	$0.97

Net income per share from continuing operations - diluted	$0.48	$0.40	$1.41	$0.97
Net income (loss) per share from discontinued operations - diluted	$—	$—	$0.01	$(0.01)
Net income per share - diluted	$0.48	$0.40	$1.42	$0.96
Weighted average shares - basic	57,198,778	57,588,168	57,221,174	57,433,477
Weighted average shares - diluted	58,628,306	58,471,192	58,932,146	58,051,833

Note: Compared to higher rates in recent periods, the effective tax rate for the three and nine months ended September 30, 2021 approximated 23% as a result of the impact of excess tax deductions related to stock-based compensation, recorded as discrete items. The large deductions and tax benefits resulted from the increase in the Company’s stock price as compared to the original grant date.

Balance sheet	September 30,	June 30,	December 31,	September 30,
	2021 (unaudited)	2021 (unaudited)	2020	2020 (unaudited)
	(in thousands, except share data)
Assets:
Cash and cash equivalents
Cash and due from banks	$6,687	$5,470	$5,984	$6,220
Interest earning deposits at Federal Reserve Bank	310,642	583,498	339,531	294,758
Total cash and cash equivalents	317,329	588,968	345,515	300,978

Investment securities, available-for-sale, at fair value	1,054,223	1,106,075	1,206,164	1,264,903
Commercial loans, at fair value	1,550,025	1,690,216	1,810,812	1,849,947
Loans, net of deferred fees and costs	3,136,662	2,915,344	2,652,323	2,488,760
Allowance for credit losses	(16,159)	(15,292)	(16,082)	(15,727)
Loans, net	3,120,503	2,900,052	2,636,241	2,473,033
Federal Home Loan Bank and Atlantic Central Bankers Bank stock	1,663	1,667	1,368	1,368
Premises and equipment, net	16,602	17,392	17,608	15,849
Accrued interest receivable	17,180	18,668	20,458	18,852
Intangible assets, net	2,547	2,646	2,845	2,563
Other real estate owned	2,145	—	—	—
Deferred tax asset, net	12,237	10,923	9,757	7,952
Investment in unconsolidated entity, at fair value	—	24,988	31,294	31,783
Assets held-for-sale from discontinued operations	87,904	97,496	113,650	122,253
Other assets	86,105	91,516	81,129	79,821
Total assets	$6,268,463	$6,550,607	$6,276,841	$6,169,302

Liabilities:
Deposits
Demand and interest checking	$4,734,352	$5,225,024	$5,205,010	$4,882,834
Savings and money market	378,160	459,688	257,050	505,928
Total deposits	5,112,512	5,684,712	5,462,060	5,388,762

Securities sold under agreements to repurchase	42	42	42	42
Short-term borrowings	300,000	—	—	—
Senior debt	98,590	98,498	98,314	98,222
Subordinated debenture	13,401	13,401	13,401	13,401
Other long-term borrowings	39,715	39,901	40,277	40,462
Other liabilities	66,226	94,944	81,583	69,954
Total liabilities	$5,630,486	$5,931,498	$5,695,677	$5,610,843

Shareholders' equity:
Common stock - authorized, 75,000,000 shares of $1.00 par value; 57,330,846 and 57,490,874 shares issued and outstanding at September 30, 2021 and 2020, respectively	57,331	57,458	57,551	57,491
Additional paid-in capital	357,528	363,241	377,452	375,985
Retained earnings	212,114	183,853	128,453	104,282
Accumulated other comprehensive income	11,004	14,557	17,708	20,701
Total shareholders' equity	637,977	619,109	581,164	558,459

Total liabilities and shareholders' equity	$6,268,463	$6,550,607	$6,276,841	$6,169,302

Note: Previous balance sheets included investment in unconsolidated entity, which reflected Bancorp’s balance of the Walnut Street investment. Walnut Street was comprised of Bancorp loans sold to that entity, which was partially financed by an independent investor. In the third quarter of 2021, The Bancorp and that investor dissolved the entity, as the remaining balance did not warrant ongoing administrative and accounting expenses. As a result of the dissolution, the investment in unconsolidated entity, which had a June 30, 2021 balance of $25.0 million, was reclassified as follows. Approximately $22.9 million of loans were reclassified to commercial loans, at fair value and $2.1 million was reclassified to other real estate owned, as those assets continue to be reported at fair value.

Average balance sheet and net interest income	Three months ended September 30, 2021			Three months ended September 30, 2020
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,573,431	$46,357	4.05%	$4,202,054	$44,318	4.22%
Leases-bank qualified*	5,031	87	6.92%	8,026	146	7.28%
Investment securities-taxable	1,012,007	6,882	2.72%	1,300,191	7,911	2.43%
Investment securities-nontaxable*	3,558	32	3.60%	4,041	35	3.46%
Interest earning deposits at Federal Reserve Bank	479,350	167	0.14%	413,259	106	0.10%
Net interest earning assets	6,073,377	53,525	3.53%	5,927,571	52,516	3.54%

Allowance for credit losses	(16,277)			(14,587)
Assets held-for-sale from discontinued operations	90,598	754	3.33%	124,916	890	2.85%
Other assets	214,715			195,125
	$6,362,413			$6,233,025

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,124,189	$1,063	0.08%	$5,079,711	$1,591	0.13%
Savings and money market	404,775	146	0.14%	484,323	139	0.11%
Total deposits	5,528,964	1,209	0.09%	5,564,034	1,730	0.12%

Short-term borrowings	13,097	7	0.21%	3,260	1	0.12%
Repurchase agreements	41	—	—	41	—	—
Subordinated debentures	13,401	112	3.34%	13,401	118	3.52%
Senior debt	100,329	1,279	5.10%	53,260	633	4.75%
Total deposits and liabilities	5,655,832	2,607	0.18%	5,633,996	2,482	0.18%

Other liabilities	78,038			53,260
Total liabilities	5,733,870			5,687,256

Shareholders' equity	628,543			545,769
	$6,362,413			$6,233,025
Net interest income on tax equivalent basis*		$51,672			$50,924

Tax equivalent adjustment		25			38

Net interest income		$51,647			$50,886
Net interest margin *			3.35%			3.37%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, interest on loans for 2021 includes $1.2 million of interest and fees on PPP loans. In 2020 the table above includes comparable PPP interest and fees of $2.1 million.

Average balance sheet and net interest income	Nine months ended September 30, 2021			Nine months ended September 30, 2020
	(dollars in thousands; unaudited)
	Average		Average	Average		Average
Assets:	Balance	Interest	Rate	Balance	Interest	Rate

Interest earning assets:
Loans, net of deferred fees and costs**	$4,541,262	$143,546	4.21%	$3,798,104	$124,924	4.39%
Leases-bank qualified*	5,925	301	6.77%	9,401	509	7.22%
Investment securities-taxable	1,094,633	22,891	2.79%	1,343,211	28,594	2.84%
Investment securities-nontaxable*	3,824	99	3.45%	4,537	110	3.23%
Interest earning deposits at Federal Reserve Bank	781,606	650	0.11%	444,323	1,836	0.55%
Net interest earning assets	6,427,250	167,487	3.47%	5,599,576	155,973	3.71%

Allowance for credit losses	(16,254)			(13,225)
Assets held for sale from discontinued operations	99,472	2,388	3.20%	130,880	3,259	3.32%
Other assets	225,802			243,629
	$6,736,270			$5,960,860

Liabilities and Shareholders' Equity:
Deposits:
Demand and interest checking	$5,452,604	$4,007	0.10%	$4,858,666	$9,676	0.27%
Savings and money market	446,016	487	0.15%	298,049	309	0.14%
Time deposits	—	—	—	106,113	1,483	1.86%
Total deposits	5,898,620	4,494	0.10%	5,262,828	11,468	0.29%

Short-term borrowings	8,717	15	0.23%	25,419	181	0.95%
Repurchase agreements	41	—	—	51	—	—
Subordinated debentures	13,401	337	3.35%	13,401	408	4.06%
Senior debt	100,237	3,838	5.11%	17,883	633	4.72%
Total deposits and liabilities	6,021,016	8,684	0.19%	5,319,582	12,690	0.32%

Other liabilities	105,683			119,961
Total liabilities	6,126,699			5,439,543

Shareholders' equity	609,571			521,317
	$6,736,270			$5,960,860
Net interest income on tax equivalent basis*		$161,191			$146,542

Tax equivalent adjustment		84			130

Net interest income		$161,107			$146,412
Net interest margin *			3.29%			3.41%

* Full taxable equivalent basis, using a statutory Federal tax rate of 21% for 2021 and 2020.

** Includes commercial loans, at fair value. All periods include non-accrual loans.

NOTE: In the table above, the 2021 interest on loans reflects $4.6 million of interest and fees which were earned on a short-term line of credit to another institution to initially fund PPP loans, which did not significantly increase average loans or assets and which are not expected to recur. Interest on loans in 2021 also includes $4.9 million of interest and fees on PPP loans. In 2020 the table above includes comparable PPP interest and fees of $3.7 million. Increases in interest earning deposits at the Federal Reserve Bank reflect increased deposits resulting from stimulus payments distributed to a large segment of the population, resulting from December 2020 federal legislation.

Allowance for credit losses	Nine months ended		Year ended
	September 30,	September 30,	December 31,
	2021 (unaudited)	2020 (unaudited)	2020
	(dollars in thousands)

Balance in the allowance for credit losses at beginning of period (1)	$16,082	$12,875	$12,875

Loans charged-off:
SBA non-real estate	896	1,350	1,350
SBA commercial mortgage	23	—	—
Direct lease financing	248	2,178	2,243
SBLOC	15	—	—
Consumer - home equity	10	—	—
Total	1,192	3,528	3,593

Recoveries:
SBA non-real estate	18	82	103
SBA commercial mortgage	9	—	—
Direct lease financing	50	502	570
Total	77	584	673
Net charge-offs	1,115	2,944	2,920
Provision credited to allowance, excluding commitment provision	1,192	5,796	6,127

Balance in allowance for credit losses at end of period	$16,159	$15,727	$16,082
Net charge-offs/average loans	0.04%	0.08%	0.07%
Net charge-offs/average assets	0.02%	0.05%	0.05%

(1) Excludes activity from assets held-for-sale from discontinued operations.

Loan portfolio	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
	(in thousands)

SBL non-real estate	$171,845	$228,958	$255,318	$293,488
SBL commercial mortgage	367,272	343,487	300,817	270,264
SBL construction	23,117	18,494	20,273	27,169
Small business loans *	562,234	590,939	576,408	590,921
Direct lease financing	514,068	506,424	462,182	430,675
SBLOC / IBLOC**	1,834,523	1,729,628	1,550,086	1,428,253
Advisor financing ***	81,143	72,190	48,282	26,600
Real estate bridge lending	128,699	—	—	—
Other loans ****	4,917	5,840	6,426	6,003
	3,125,584	2,905,021	2,643,384	2,482,452
Unamortized loan fees and costs	11,078	10,323	8,939	6,308
Total loans, net of unamortized fees and costs	$3,136,662	$2,915,344	$2,652,323	$2,488,760

Small business portfolio	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
	(in thousands)

SBL, including unamortized fees and costs	$566,472	$593,401	$577,944	$590,314
SBL, included in commercial loans, at fair value	214,301	225,534	243,562	250,958
Total small business loans	$780,773	$818,935	$821,506	$841,272

* The preceding table shows small business loans and small business loans held at fair value. The small business loans held at fair value are comprised of the government guaranteed portion of SBA 7a loans at the dates indicated. A reduction in SBL non-real estate loans from $229.0 million at June 30, 2021 to $171.8 million at September 30, 2021 resulted from U.S. government repayments of $58.2 million of PPP loans authorized by The Consolidated Appropriations Act, 2021. PPP loans totaled $71.3 million at September 30, 2021 and $165.7 million at December 31, 2020, respectively.

** Securities Backed Lines of Credit, or SBLOC, are collateralized by marketable securities, while Insurance Backed Lines of Credit, or IBLOC, are collateralized by the cash surrender value of insurance policies.

*** In 2020, we began originating loans to investment advisors for purposes of debt refinance, acquisition of another firm or internal succession. Maximum loan amounts are subject to loan-to-value ratios of 70%, based on third-party business appraisals, but may be increased depending upon the debt service coverage ratio. Personal guarantees and blanket business liens are obtained as appropriate.

**** Included in the table above under Other loans are demand deposit overdrafts reclassified as loan balances totaling $272,000 and $663,000 at September 30, 2021 and December 31, 2020, respectively. Estimated overdraft charge-offs and recoveries are reflected in the allowance for credit losses and have been immaterial.

Small business loans as of September 30, 2021

Loan principal
(in millions)
U.S. government guaranteed portion of SBA loans (a)	$370
Paycheck Protection Program loans (PPP) (a)	71
Commercial mortgage SBA (b)	195
Construction SBA (c)	13
Non-guaranteed portion of U.S. government guaranteed 7a loans (d)	104
Non-SBA small business loans (e)	18
Total principal	$771
Unamortized fees and costs	10
Total small business loans	$781

(a) This is the portion of SBA 7a loans (7a) and PPP loans which have been guaranteed by the U.S. government, and therefore are assumed to have no credit risk.

(b) Substantially all these loans are made under the SBA 504 Fixed Asset Financing program (504) which dictates origination date loan-to-value percentages (“LTV”), generally 50-60%, to which the Bank adheres.

(c) Of the $13 million in Construction SBA loans, $11 million are 504 first mortgages with an origination date LTV of 50-60% and $2 million are SBA interim loans with an approved SBA post-construction full takeout/payoff.

(d) The $104 million represents the non-guaranteed portion of 7a loans which are 70% or more guaranteed by the U.S. government. 7a loans are not made on the basis of real estate LTV; however, they are subject to SBA's "All Available Collateral" rule which mandates that to the extent a borrower or its 20% or greater principals have available collateral (including personal residences), the collateral must be pledged to fully collateralize the loan, after applying SBA-determined liquidation rates. In addition, all 7a and 504 loans require the personal guaranty of all 20% or greater owners.

(e) The $18 million of non-SBA loans is comprised of approximately 20 conventional coffee/doughnut/carryout franchisee note purchases. The majority of purchased notes were made to multi-unit operators, are considered seasoned and have performed as agreed.

Small business loans by type as of September 30, 2021

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Hotels and motels	$67	$4	$—	$71	21%
Full-service restaurants	16	1	3	20	6%
Baked goods stores	4	—	11	15	5%
Child day care services	14	—	1	15	5%
Car washes	10	2	—	12	4%
Lessors of nonresidential buildings (except miniwarehouses)	10	—	—	10	3%
Assisted living facilities for the elderly	10	—	—	10	3%
Offices of lawyers	9	—	—	9	3%
Funeral homes and funeral services	9	—	—	9	3%
General warehousing and storage	7	—	—	7	2%
Limited-service restaurants	2	1	3	6	2%
Fitness and recreational sports centers	—	4	2	6	2%
Amusement and recreation industries	5	—	1	6	2%
Outpatient mental health and substance abuse centers	5	—	—	5	1%
Spectator sports	5	—	—	5	1%
Perishable prepared food manufacturing	5	—	—	5	1%
Gasoline stations with convenience stores	5	—	—	5	1%
Offices of dentists	3	—	—	3	1%
Warehousing and storage	3	—	—	3	1%
New car dealers	3	—	—	3	1%
Miscellaneous wood product manufacturing	3	—	—	3	1%
Plumbing, heating, and air-conditioning contractors	3	—	—	3	1%
Offices of physicians (except mental health specialists)	3	—	—	3	1%
Technical and trade schools	—	3	—	3	1%
General purpose machinery manufacturing	2	—	—	2	1%
Pet care (except veterinary) services	2	—	—	2	1%
Landscaping services	1	—	2	3	1%
Sewing, needlework, and piece goods stores	2	—	—	2	1%
Automotive body, paint, and interior repair and maintenance	2	—	—	2	1%
Vocational rehabilitation services	2	—	2	4	1%
Amusement arcades	2	—	—	2	1%
Lessors of real estate property	2	—	—	2	1%
Other**	49	1	25	75	20%
Total	$265	$16	$50	$331	100%

* Of the SBL commercial mortgage and SBL construction loans, $62 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

**Loan types less than $2 million are spread over a hundred different classifications such as Commercial Printing, Pet and Pet Supplies Stores, Securities Brokerage, etc.

State diversification as of September 30, 2021

(Excludes government guaranteed portion of SBA 7a loans and PPP loans)

	SBL commercial mortgage*	SBL construction*	SBL non-real estate	Total	% Total
	(in millions)
Florida	$56	$—	$8	$64	19%
California	42	1	4	47	14%
North Carolina	23	2	3	28	9%
Pennsylvania	23	4	3	30	8%
Illinois	22	—	3	25	8%
New York	14	4	3	21	6%
New Jersey	12	—	6	18	6%
Texas	12	—	4	16	5%
Virginia	9	—	2	11	3%
Tennessee	10	—	—	10	3%
Colorado	3	5	2	10	3%
Georgia	7	—	2	9	3%
Michigan	4	—	1	5	2%
Washington	3	—	—	3	1%
Ohio	3	—	—	3	1%
Other states	22	—	9	31	9%
Total	$265	$16	$50	$331	100%

* Of the SBL commercial mortgage and SBL construction loans, $62 million represents the total of the non-guaranteed portion of SBA 7a loans and non-SBA loans. The balance of those categories represents SBA 504 loans with 50%-60% origination date loan-to-values.

Top 10 loans as of September 30, 2021

Type*	State	SBL commercial mortgage*
	(in millions)
Hotel	FL	$9
Lawyer's office	CA	9
Warehouse	PA	7
Hotel	NC	6
Assisted living facility	FL	5
Mental health and substance abuse centers	FL	5
Hotel	NC	5
Prepared food manufacturing	NJ	4
Hotel	PA	4
Hotel	TN	4
Total		$58

* All the top 10 loans are 504 SBA loans with 50%-60% origination date loan-to-value and are in the commercial mortgage category. The top 10 loan table above does not include loans to the extent that they are U.S. government guaranteed.

Commercial real estate loans, excluding SBA loans, are as follows including LTV at origination:

Type as of September 30, 2021

Type	# Loans	Balance	Weighted average origination date LTV	Weighted average interest rate
	(dollars in millions)
Real estate bridge lending (multi-family apartments)*	15	$129	75%	4.22%

Commercial real estate loans, at fair value:
Multi-family (apartments)*	115	$1,193	76%	4.75%
Hospitality (hotels and lodging)	9	66	65%	5.69%
Retail	6	61	71%	4.33%
Other	8	21	73%	5.16%
	138	1,341	75%	4.78%
Fair value adjustment		(6)
Total commercial real estate loans, at fair value		1,335
Total commercial real estate loans		$1,464	75%	4.75%

*In the third quarter of 2021, we recommenced the origination of multi-family apartment loans. These are similar to the multi-family apartment loans carried at fair value, but at origination are intended to be held on the balance sheet, so are not accounted for at fair value.

State diversification as of September 30, 2021			15 largest loans (all multi-family) as of September 30, 2021

State	Balance	Origination date LTV	State	Balance	Origination date LTV
(in millions)			(in millions)
Texas	$459	77%	North Carolina	$44	78%
Georgia	193	76%	Texas	39	79%
Arizona	79	75%	Texas	36	80%
North Carolina	79	77%	Missouri	30	72%
Ohio	58	69%	Texas	30	75%
Alabama	57	76%	Nevada	29	80%
Virginia	57	73%	Texas	27	77%
Other states each <$55 million	482	73%	Arizona	27	79%
Total	$1,464	75%	Mississippi	27	79%
			North Carolina	25	77%
			Texas	25	77%
			Texas	24	77%
			Alabama	23	77%
			Texas	21	79%
			Georgia	20	79%
			15 Largest loans	$427	78%

Institutional banking loans outstanding at September 30, 2021

Type	Principal	% of total
	(in millions)
Securities backed lines of credit (SBLOC)	$1,148	60%
Insurance backed lines of credit (IBLOC)	687	36%
Advisor financing	81	4%
Total	$1,916	100%

For SBLOC, we generally lend up to 50% of the value of equities and 80% for investment grade securities. While equities have fallen in excess of 30% in recent years, the reduction in collateral value of brokerage accounts collateralizing SBLOCs generally has been less, for two reasons. First, many collateral accounts are “balanced” and accordingly have a component of debt securities, which have either not decreased in value as much as equities, or in some cases may have increased in value. Secondly, many of these accounts have the benefit of professional investment advisors who provided some protection against market downturns, through diversification and other means. Additionally, borrowers often utilize only a portion of collateral value, which lowers the percentage of principal to collateral.

Top 10 SBLOC loans at September 30, 2021

	Principal amount	% Principal to collateral
	(in millions)
	$19	65%
	17	37%
	14	27%
	12	29%
	9	33%
	9	36%
	9	53%
	8	71%
	8	23%
	8	46%
Total and weighted average	$113	43%

Insurance backed lines of credit (IBLOC)

IBLOC loans are backed by the cash value of life insurance policies which have been assigned to us.  We lend up to 100% of such cash value. Our underwriting standards require approval of the insurance companies which carry the policies backing these loans. Currently, seven insurance companies have been approved and, as of August 14, 2021, all were rated Superior (A+ or better) by AM BEST.

Direct lease financing* by type as of September 30, 2021

	Principal balance	% Total
	(in millions)
Construction	$95	18%
Government agencies and public institutions**	77	15%
Waste management and remediation services	64	12%
Real estate and rental and leasing	56	11%
Retail trade	47	9%
Wholesale purchase	34	7%
Transportation and warehousing	29	6%
Health care and social assistance	26	5%
Professional, scientific, and technical services	19	4%
Manufacturing	16	3%
Wholesale trade	14	3%
Educational services	8	2%
Other	29	5%
Total	$514	100%

* Of the total $514 million of direct lease financing, $464 million consisted of vehicle leases with the remaining balance consisting of equipment leases.

** Includes public universities and school districts.

Direct lease financing by state as of September 30, 2021

State	Principal balance	% Total
	(in millions)
Florida	$93	18%
California	48	9%
New Jersey	39	8%
Utah	35	7%
New York	33	6%
Pennsylvania	32	6%
Maryland	25	5%
North Carolina	25	5%
Texas	19	4%
Connecticut	16	3%
Washington	15	3%
Georgia	12	2%
Idaho	11	2%
Tennessee	10	2%
Alabama	9	2%
Other states	92	18%
Total	$514	100%

Capital ratios	Tier 1 capital to average assets ratio	Tier 1 capital to risk-weighted assets ratio	Total capital to risk-weighted assets ratio	Common equity tier 1 to risk weighted assets
As of September 30, 2021
The Bancorp, Inc.	9.82%	15.69%	16.10%	15.69%
The Bancorp Bank	10.24%	16.29%	16.69%	16.29%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

As of December 31, 2020
The Bancorp, Inc.	9.20%	14.43%	14.84%	14.43%
The Bancorp Bank	9.11%	14.27%	14.68%	14.27%
"Well capitalized" institution (under FDIC regulations-Basel III)	5.00%	8.00%	10.00%	6.50%

	Three months ended		Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Selected operating ratios
Return on average assets (1)	1.76%	1.48%	1.66%	1.25%
Return on average equity (1)	17.84%	16.90%	18.35%	14.29%
Net interest margin	3.35%	3.37%	3.29%	3.41%

(1) Annualized

Book value per share table	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
Book value per share	$11.13	$10.77	$10.10	$9.71

Loan quality table	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
	(dollars in thousands)
Nonperforming loans to total loans	0.24%	0.31%	0.48%	0.49%
Nonperforming assets to total assets	0.16%	0.14%	0.20%	0.20%
Allowance for credit losses to total loans	0.52%	0.52%	0.61%	0.63%

Nonaccrual loans	$6,106	$7,346	$12,227	$12,275
Loans 90 days past due still accruing interest	1,569	1,550	497	24
Other real estate owned	2,145	—	—	—
Total nonperforming assets	$9,820	$8,896	$12,724	$12,299

Gross dollar volume (GDV) (1)	Three months ended
	September 30,	June 30,	December 31,	September 30,
	2021	2021	2020	2020
	(in thousands)

Prepaid and debit card GDV	$24,392,188	$27,106,763	$22,523,855	$23,963,508

(1) Gross dollar volume represents the total dollar amount spent on prepaid and debit cards issued by The Bancorp Bank.

Business line quarterly summary
Quarter ended September 30, 2021
(dollars in millions)

		Balances
			% Growth
Major business lines	Average approximate rates *	Balances **	Year over year	Linked quarter annualized
Loans
Institutional banking ***	2.6%	$ 1,916	32%	25%
Small business lending****	5.0%	781	12%	12%
Leasing	5.9%	514	19%	6%
Commercial real estate (non-SBA at fair value)	4.7%	1,335	nm	nm
Real estate bridge lending	4.2%	129	nm	nm
Weighted average yield	4.0%	$ 4,675			Non-interest income
						% Growth
Deposits: Fintech solutions group					Current quarter	Year over year
Prepaid and debit card issuance, and other payments	0.1%	$ 5,146	6%	nm	$ 20.1	(5%)

* Average rates are for the quarter ended September 30, 2021.

** Loan and deposit categories are respectively based on period-end and average quarterly balances.

*** Institutional Banking loans are comprised of security backed lines of credit (SBLOC), collateralized by marketable securities, insurance backed lines of credit (IBLOC), collateralized by the cash surrender value of insurance policies, and investment advisor financing.

**** Small Business Lending is substantially comprised of SBA loans. Loan growth percentages exclude short-term PPP loans.

Dissolution of Walnut Street

Previous press releases included tables related to the Walnut Street investment, shown as investment in unconsolidated entity on the balance sheet. Walnut Street was comprised of Bancorp loans sold to that entity, which was partially financed by an independent investor. In the third quarter of 2021, The Bancorp and that investor dissolved the entity, as the remaining balance did not warrant ongoing administrative and accounting expenses. As a result of the dissolution, the investment in unconsolidated entity, which had a June 30, 2021 balance of $25.0 million, was reclassified as follows. Approximately $22.9 million of loans were reclassified to commercial loans, at fair value and $2.1 million was reclassified to other real estate owned, as those assets continue to be reported at fair value.

Quarterly activity for commercial loan discontinued principal

Commercial
loan principal
(in millions)

Commercial loan discontinued principal June 30, 2021 before marks	$53
Quarterly paydowns and other reductions	(5)
Commercial loan discontinued principal September 30, 2021 before marks	48
Marks September 30, 2021	(3)
Net commercial loan exposure September 30, 2021	45
Residential mortgages	25
Net loans	70
Florida mall in other real estate owned	15
3 properties in other real estate owned	3
Total discontinued assets at September 30, 2021	$88

Discontinued commercial loan composition as of September 30, 2021

Collateral type	Unpaid principal balance	Mark at September 30, 2021	Mark as % of portfolio
	(in millions)
Commercial real estate - non-owner occupied:
Retail	$4	$(0.6)	15%
Office	2	—	—
Other	18	(0.1)	1%
Construction and land	9	(0.1)	1%
Commercial non-real estate and industrial	2	(0.1)	5%
1 to 4 family construction	5	(2.3)	46%
First mortgage residential non-owner occupied	4	—	—
Commercial real estate owner occupied:
Retail	2	—	—
Residential junior mortgage	1	—	—
Other	1	—	—
Total	$48	$(3.2)	7%
Less: mark	(3)
Net commercial loan exposure September 30, 2021	$45	$(3.2)

Loan payment deferrals related to Covid-19

Total non-U.S. guaranteed loan balances for borrowers with Covid-19 payment deferrals amounted to $1.3 million as of September 30, 2021.